Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K












INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.:


     We consent to the use in Post-Effective Amendment No. 13 to Registration Statement 33-41004 of Federated Adjustable Rate U.S. Government Fund, Inc. of our report dated April 10, 1998 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: /s/DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP

    Pittsburgh, Pennsylvania
    April 27, 1998